Exhibit 99.1

EXECUTION COPY

GENER8 MARITIME, INC.
299 Park Avenue
New York, NY 10171

CONFIDENTIAL

December 20, 2017

The Holders listed on the signature pages hereto

c/o BlueMountain Capital Management, LLC,
as Investment Manager for the Holders

280 Park Ave.,12th Floor

New York, NY 10017

Attention:      General Counsel

legalnotices@bmcm.com

Redemption Pricing Letter Agreement

Ladies and Gentlemen:

This Redemption Pricing Letter Agreement, dated as of the date first written above (as may be amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by and among, GENER8 MARITIME, INC. (formerly known as General Maritime Corporation), as issuer (the “Issuer” or “we”), GENER8 MARITIME SUBSIDIARY V INC. (formerly known as VLCC Acquisition I Corporation), as guarantor (the “Guarantor”, and together with the Issuer, the “Obligors”), and each of the undersigned holders of Notes (as defined below) set forth on the signature pages hereto (each a “Holder”, and collectively the “Holders” or “you”). Reference is hereby made to that certain Note and Guarantee Agreement, originally dated as of March 28, 2014 (as amended, modified and supplemented by Amendment No. 1 and Consent dated as of May 13, 2014, Amendment No. 2 and Waiver dated as of January 26, 2015, Amendment No. 3 dated as of April 30, 2015, Amendment No. 4 dated as of September 8, 2015, Amendment No. 5 and Consent dated as of October 21, 2015, Amendment No. 6 dated as of December 2, 2015, and Amendment No. 7 and Waiver dated as of February 17, 2016, and as further amended, modified and supplemented and in effect from time to time, the “Note and Guarantee Agreement”), by and among the Issuer, the Guarantor and the Holders (as the purchasers of Notes thereunder, or the respective successors and assigns of such purchasers), pursuant to which the Issuer has issued to the Holders certain Senior Unsecured Notes due 2020 (as amended, modified and supplemented and in effect from time to time, the “Notes”).  Terms defined in the Note and Guarantee Agreement and not defined in this Agreement shall have the respective meanings given to them in the  Note and Guarantee Agreement.

We hereby advise you that (a) we have recently entered into negotiations with Euronav NV (“EURN”) regarding a potential consensual business combination between EURN and the Issuer (the “Proposed Merger”), which EURN and the Issuer intend to effect pursuant to an Agreement and Plan of Merger, to be dated on or about December 20, 2017, in a form and substance acceptable to EURN, us and the other parties thereto (the Merger Agreement”), (b) such Proposed Merger, if consummated, would constitute a “Change of Control” under the terms of the Note and Guarantee Agreement, (c) it is our intention to prepay and redeem in full all outstanding Notes as part of the consummation of the Proposed Merger, and (d) we would propose that such prepayment and redemption of the notes occur at a modified prepayment premium agreed among the Issuer, the Guarantor and each of the Holders, as set forth below.

1.  Redemption of the Notes.  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

(a)           The Issuer hereby covenants and agrees that, if the Proposed Merger shall occur, then contemporaneously with the consummation of the Proposed Merger, the Issuer shall redeem and prepay, in immediately available funds, to the respective Holders, (i) the full principal amount of all then then-outstanding Notes of each Holder, (ii) the full amount of all interest then accrued on each such Note, (iii) all amounts then invoiced, due and owing to the Holders pursuant to Section 8 of this Agreement and Section 17.1 of the Note and Guarantee Agreement (without duplication), and (iv) notwithstanding the provisions of Section 8.2(a)(ii) of the Note and Guarantee Agreement to the contrary, a prepayment premium equal to 1.0% of the principal amount of the Notes prepaid to the Holders (the aggregate of such amounts payable to each respective Holder, such Holder’s “Prepayment Amount”).

(b)           Each of the Holders hereby covenants and agrees that, if the Issuer pays to such Holder, in full and in immediately available funds, such Holder’s respective Prepayment Amount in accordance with the preceding clause (a), then notwithstanding any provisions of Section 8.2(a)(ii) of the Note and Guarantee Agreement to the contrary, upon such Holder’s receipt of such Prepayment Amount (i) such Holder shall accept such Prepayment Amount in satisfaction in full of all of the Obligations of the Issuer and the Guarantor to such Holder under the Note and Guarantee Agreement and all Notes held by such Holder, and such Obligations and any and all other obligations or indebtedness of the Issuer or the Guarantor to such Holder (other than expense reimbursement, contingent indemnities and other contingent obligations for which no claim or demand has been made and which by the terms of the Note and Guaranty Agreement expressly survive, as described in Section 1(d) below) shall be deemed discharged, satisfied and paid in full in all respects, (ii) the Note and Guaranty Agreement shall automatically terminate and be of no further force or effect with respect to such Holder, (iii) the Notes held by such Holder shall automatically terminate and be of no further force or effect and (iv) such Holder shall (at the sole expense of the Issuer) procure, deliver or execute all further instruments and documents, and take any other actions, which are reasonably requested to evidence the consummation of the payoff, redemption and other terminations of the obligations of the Issuer and the Guarantor to such Holder pursuant hereto.

(c)           Notwithstanding the provisions of Section 8.2(b) of the Note and Guarantee Agreement to the contrary, the Issuer and each Holder hereby agree that with respect to a prepayment made or to be made in accordance with the preceding clauses of this Section 1, (i) the Issuer may deliver the required notice of prepayment to the Holders on any day that is at least two Business Days prior to the anticipated date of the prepayment and redemption of the Notes and such notice  (hereinafter, a “Prepayment Notice”) shall specify the date (which shall be a Business Day) of prepayment (the “Prepayment Date”), the aggregate principal amount of the

Notes to be prepaid on the Prepayment Date, the principal amount of each Note held by such Holder to be prepaid, and the accrued and unpaid interest to be paid on the Prepayment Date (but not including the Prepayment Date) with respect to such principal amount being prepaid (the aggregate amount of all principal and interest to be prepaid, the “Prepayment Amount”), (ii) such Prepayment Notice may be made conditional on the occurrence of the Proposed Merger, and (iii) the Issuer shall not be required to deliver to the Holders any certificate specifying a calculation of the estimated Make-Whole Amount as of the specified prepayment date.

(d)           Notwithstanding anything contained in this Agreement, the Issuer, the Guarantor, and the Holders understand and agree that any expense reimbursement, contingent indemnities and other contingent obligations in the Note and Guarantee Agreement which are expressly stated therein (i) to survive termination of the Note and Guarantee Agreement or (ii) to continue in full force and effect after the Obligations are paid in full, and in respect of which no claim or demand for payment has been made at such time, will survive the termination of the Note and Guarantee Agreement and the Notes in accordance with the terms thereof.

(e)           The Issuer, the Guarantor and the Holders agree that if the Prepayment Amount is not received by the Holders in immediately available funds by 2:00 p.m. (New York City time) on the Prepayment Date, then on the Prepayment Date, the Prepayment Amount shall be increased by an additional amount per day equal to the daily rate of interest accrued on the outstanding principal amount of the Notes (including, for the avoidance of doubt, any amounts of PIK Interest that have been added to the principal amount of the Notes prior to the Prepayment Date, and have not been otherwise repaid), as calculated in accordance with Section 8.1(b) of the Note and Guaranty Agreement (the “Per Diem Amount”), for each day thereafter until the Prepayment Amount and all applicable Per Diem Amounts are received by the Holders; provided, however, that if an Interest Payment Date shall occur after the delivery of a Prepayment Notice, but prior to the Holders’ receipt of the Prepayment Amount and all applicable Per Diem Amounts, then such previously delivered Prepayment Notice shall automatically terminate and the Issuer may deliver to the Holders a new Prepayment Notice reflecting an updated then-applicable Prepayment Amount and Per Diem Amount.

2.  Effectiveness.

(a)           This Agreement shall become effective as of the date first written above, when it shall have been executed by the Issuer, the Guarantor and each of the Holders, and when the Issuer and BlueMountain Capital Management, LLC, as investment manager for the Holders, shall each have received counterparts hereof which, when taken together, bear the duly executed signatures of each of the parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, until the earlier of (i) the occurrence of the Termination Date or (ii) an earlier termination by means of an agreement of all of the parties hereto.

(b)           This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of a counterpart by electronic transmission shall be effective as delivery of a manually executed counterpart hereof

3.  Waiver Under the Note and Guarantee Agreement.  Each of the parties hereto hereby acknowledges and agrees that this Agreement shall constitute a waiver of certain provisions of the Note and Guarantee Agreement, made by the Issuer, the Guarantor and each Holder in accordance with Section 19 of the Note and Guarantee Agreement.

4.  Termination.  If the Merger Agreement is terminated, then this Agreement shall immediately and automatically, and without any further action by the parties hereto, terminate and be of no further force or effect (the date of such termination, the “Termination Date”).  The Issuer agrees that if the Termination Date shall occur, the Issuer shall provide reasonably prompt written notice of such occurrence to the Holders.

5.  Continuing Effectiveness.  Nothing here in shall effect the continued effectiveness of the Notes or the Note and Guarantee Agreement (except with respect to the provisions of Section 8.2 thereof as set forth in Section 1 hereof), and, subject to the foregoing, all rights and remedies of the parties under the Notes and the Note and Guarantee Agreement shall continue to be in full force and effect in accordance with the terms thereof, in each case until such time as the prepayment and redemption of the Notes in accordance with Section 1 hereof shall occur.

6.  Successors and Assigns.  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder(s) of a Note) whether so expressed or not, and in each case subject to Section 23 of the Note and Guarantee Agreement.

7.  Amendments.

(a)           This Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with the written consent of the Issuer, the Guarantor and any one or more of the Holders; provided, that any such amendment or waiver shall only bind and be effective against each Holder that is a party thereto.

(b)           Any amendment or waiver consented to as provided in this Section 7 applies to each Holder that is a party thereto, and to each such Holder’s successors and assigns as to such Holder’s interest in any Note as at the date of the execution and delivery by such Holder of such amendment or wavier.

(c)           No course of dealing between the Issuer and/or the Guarantor, and any Holder, nor any delay in exercising any rights hereunder, shall operate as a waiver of any rights of any such Holder.

8.  Expenses.  Whether or not the transactions contemplated hereby are consummated, but without duplication of any payments made pursuant to Section 17 of the Note and Guarantee Agreement, the Issuer will pay all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required, local or other counsel) incurred by the Holders in connection with such transactions.

9.  Confidentiality.  The parties hereto hereby agree that this Agreement, the information disclosed herein, and the transactions contemplated hereby, shall all constitute “Confidential

Information” as defined in, and subject to, the provisions of Section 22 of the Note and Guarantee Agreement.

10.  Miscellaneous.

(a)           Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

(b)           Notices; Currency of Payment; Payment on Non-Business Days.  Sections 20, 25 and 26.2 of the Note and Guarantee Agreement are hereby incorporated herein by reference, mutatis mutandis, as if fully set forth herein.

(c)           Integration. This Agreement embodies the entire agreement and understanding between the parties hereto as to the subject matter hereof, and supersedes all prior agreements and understandings relating to the subject matter hereof (including, for the avoidance of doubt, Section 8.2 of the Note and Guarantee Agreement).

(d)           JURISDICTION AND PROCESS.  EACH PARTY HERETO AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH, OR ANY LEGAL ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT OBTAINED AGAINST SUCH PERSON FOR BREACH HEREOF OR THEREOF, OR AGAINST ANY OF ITS PROPERTIES, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK BY ANY PARTY HERETO AS ANY SUCH PARTY MAY ELECT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR PURPOSES OF ANY SUCH LEGAL ACTION OR PROCEEDING. EACH PARTY HERETO HEREBY AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO IT AT ITS ADDRESS SPECIFIED IN SECTION 20 OF THE NOTE AND GUARANTEE AGREEMENT, OR AT SUCH OTHER ADDRESS OF WHICH EACH OTHER PARTY HERETO SHALL HAVE BEEN NOTIFIED PURSUANT THERETO. IN ADDITION, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(e)           GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED AND

ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

(f)            WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[SIGNATURE PAGES FOLLOW]

Yours very truly,

GENER8 MARITIME, INC.,
as Issuer

By:	/s/ Leonard J. Vrondissis
	Name:	Leonard J. Vrondissis
	Title:	Executive Vice President, Chief Financial Officer and Secretary

GENER8 MARITIME SUBSIDIARY V INC.,
as Guarantor

By:	/s/ Leonard J. Vrondissis
	Name:	Leonard J. Vrondissis
	Title:	President

[Signature Page to Redemption Pricing Letter Agreement (Gener8)]

Acknowledged and agreed by each of the undersigned Holders as of the first date written above:

BLUEMOUNTAIN CREDIT OPPORTUNITIES MASTER FUND I L.P.

By: BlueMountain Capital Management, LLC,
its investment manager

By:	/s/ David O’Mara
Name: David O’Mara
Title: Deputy General Counsel

BLUEMOUNTAIN LOGAN OPPORTUNITIES MASTER FUND L.P.

By: BlueMountain Capital Management, LLC,
its investment manager

By:	/s/ David O’Mara
Name: David O’Mara
Title: Deputy General Counsel

BLUEMOUNTAIN KICKING HORSE FUND L.P.

By: BlueMountain Capital Management, LLC,
its investment manager

By:	/s/ David O’Mara
Name: David O’Mara
Title: Deputy General Counsel

[Signature Page to Redemption Pricing Letter Agreement (Gener8)]

Acknowledged and agreed by each of the undersigned Holders as of the first date written above:

BLUEMOUNTAIN TIMBERLINE LTD.

By: BlueMountain Capital Management, LLC,
its investment manager

By:	/s/ David O’Mara
Name: David O’Mara
Title: Deputy General Counsel

BLUEMOUNTAIN MONTENVERS MASTER FUND SCA SICA V-SIF

By: BlueMountain Capital Management, LLC,
its investment manager

By:	/s/ David O’Mara
Name: David O’Mara
Title: Deputy General Counsel

BLUEMOUNTAIN GUADALUPE PEAK FUND L.P.

By: BlueMountain Capital Management, LLC,
its investment manager

By:	/s/ David O’Mara
Name: David O’Mara
Title: Deputy General Counsel

[Signature Page to Redemption Pricing Letter Agreement (Gener8)]

Acknowledged and agreed by each of the undersigned Holders as of the first date written above:

BLUEMOUNTAIN STRATEGIC CREDIT MASTER FUND L.P.

By: BlueMountain Capital Management, LLC,
its investment manager

By:	/s/ David O’Mara
Name: David O’Mara
Title: Deputy General Counsel

BLUEMOUNTAIN SUMMIT TRADING L.P.

By: BlueMountain Capital Management, LLC,
its investment manager

By:	/s/ David O’Mara
Name: David O’Mara
Title: Deputy General Counsel

[Signature Page to Redemption Pricing Letter Agreement (Gener8)]